Exhibit 4.1

 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE. The shares represented by this certificate are subject to the lockup provisions as described in USDC’s Amended Plan of Reorganization which will restrict the ability of any holder to sell, pledge, transfer or otherwise hypothecate the shares represented by this certificate for a period of six months after the closing date of any public offering. should USDC file a Registration Statement with the Securities and Exchange Commission for the sale and issuance of new shares of USDC common stock in an underwritten public offering NUMBER 1775 NEW CUSIP 903324 30 9 This Certifies that Is the Record Holder of SHARES Common Stock THIS CERTIFICATE REPRESENTS A 1-16 REVERSE SPLIT EFFECTIVE 6/19/14 SPECIMEN Shares of Common Stock of U.S. DRY CLEANING SERVICES CORPORATION A Delaware corporation transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned. This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. upon request, stockholders may obtain free of change from the corporation’s principal office a statement describing the preferences, limitations and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares. The corporation has caused this certificate to be signed by its duly authorized officers on . SECRETARY AND GENERAL COUNSEL U.S. DRY CLEANING SERVICES CORPORATION CORPORATE Seal DELAWARE INTERWEST TRANSFER CO. INC. P.O. BOX 17136 | SALT LAKE CITY, UTAH 84117 COUNTERSIGNED & REGISTERED

The shares represented by this certificate are subject to the lockup provisions as described in USDC’s Amended Plan of Reorganization which will restrict the ability of any holder to sell, pledge, transfer or otherwise hypothecate the shares represented by this certificate for a period of six months after the closing date of any public offering should USDC file a Registration Statement with the Securities and Exchange Commission for the sale and issuance of new shares of USDC common stock in an underwritten public offering.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	- as tenants by the entireties	(Cust)	(Minor)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                          Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

• NOTICE SIGNATURE GUARANTEED:

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK). OR A TRUST COMPANY. THE GUARANTEEING FIRM MUST BE A MEMBER OF THE MEDALLION GUARANTEE PROGRAM.

TRANSFER FEE WILL APPLY

 FOR MEDALLION GUARANTEE USE ONLY